UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2011, the Company provided written notice to the New York Stock Exchange (“NYSE”) of the Company’s intention to voluntarily withdraw its Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) from listing and trading on NYSE, effective on or about November 30, 2011, and to transfer its listing to The NASDAQ Global Select Market (“NASDAQ”) and commence trading thereon on or about December 1, 2011.  The Common Stock has been approved for listing on NASDAQ.  The Class A Common Stock will trade under the stock symbol “VIA” and the Class B Common Stock will trade under the stock symbol “VIAB”.  A copy of the press release is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated November 11, 2011 announcing the transfer of its stock exchange listing to NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 15, 2011

Exhibit Index

Exhibit No.                            Description of Exhibit

99	Press release of Viacom Inc. dated November 11, 2011 announcing the transfer of its stock exchange listing to NASDAQ.